                                                                    EXHIBIT 10.8

                     SECOND AMENDMENT TO LICENSE AGREEMENT
                     -------------------------------------

     AMENDMENT to License Agreement, made as of the 14th day of April, 1997, by and between JONES INVESTMENT CO., INC. ("Jones"), a Delaware corporation, and MAXWELL SHOE COMPANY INC. ("Licensee"), a Delaware corporation.

                             W I T N E S S E T H:

     WHEREAS, Jones and Licensee are parties to a certain License Agreement dated as of the 1st day of July, 1993, as amended by First Amendment to License Agreement dated as of the 2nd day of October, 1995 ("Agreement"); and

     WHEREAS, Jones and Licensee are now desirous of amending the Agreement; and

     WHEREAS, all terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and their mutual promises, the parties hereby amend the Agreement, effective as of the date first above written, as follows:

     1.  Paragraph 1.1 is amended in its entirety to read in full as follows:

     "1.1(a)  Retail Annual Period.  The period from commencement of the term of
              ---------------------
the Trademark Sublicense Agreement through January 31, 1998 and each consecutive twelve (12) month period thereafter during the Term.

     1.1(b)  Wholesale Annual Period.  The period from commencement of the Term
             ------------------------
through December 31, 1994 and each consecutive twelve (12) month period thereafter during the Term."

     2.  Paragraph 1.7 is amended in its entirety to read in full as follows:

          "1.7  (a)  Wholesale Net Sales.  The invoiced amount of Jones
                     --------------------
Merchandise billed or shipped by Licensee, less actual trade discounts, returns and allowances and sales tax, if any, with no deduction made for other discounts or uncollectible accounts or for any cost incurred by Licensee in the manufacture, sale, distribution, or exploitation of the Jones Merchandise.

                (b)  Retail Net Sales. The total dollar amount of retail sales
                     -----------------
of SLJ Retail LLC, a Delaware limited liability company ("SLJ Retail"), of Jones Merchandise during any Retail Annual Period, net of returns, discounts and allowances, and excluding sales taxes."

     3.  Paragraph 2.1 is amended in its entirety to read in full as follows:

          "2.1  Grant of License.  Jones hereby grants to Licensee an exclusive
                -----------------
license throughout the Territory to use the Marks in connection with (a) the manufacture, advertising, merchandising, promotion, sale and distribution of Jones Merchandise approved by Jones, and (b) any retail store operation, including placement of the Marks on signs, packaging, store fronts and retail store advertising, as approved by Jones, owned or operated by SLJ Retail, all in accordance with the terms of this Agreement. The license granted herein extends only to the Merchandise, Territory and retail and other uses expressly provided for in this Agreement, and Licensee shall not use or attempt to use the Marks on any other products or goods in any other area or any other manner whatsoever. Notwithstanding the above, (A) the Territory for purposes of Paragraph 2.1(b) shall only include the United States, and (B) Jones and Licensee agree that Jones may sell women's footwear bearing the Marks for retail sale in retail stores which Jones or any affiliate of Jones owns and which specialize in selling women's apparel, footwear and accessories and which are located in outlet malls or centers; however, Jones and its affiliates may not sell such footwear to retail stores (excluding mall anchor stores) which specialize in selling first-quality footwear and accessories and which are located in enclosed regional shopping malls."

     4.  Paragraph 2.2 is amended in its entirety to read in full as follows:

          "2.2  Distribution Channels.  Licensee acknowledges that Jones has
                ----------------------
established a reputation for unique high quality fashionable merchandise sold in high quality and high fashion stores, and that Jones maintains a marketing strategy of retaining and projecting to consumers that reputation and ambience for its products. Accordingly, in order to protect Jones' marketing strategy, goodwill and prestige and reputation, Jones Merchandise shall be sold only in better department stores, better specialty stores and SLJ Retail stores in accordance with Jones' marketing strategy for sales of "Jones New York" product, and the license granted under this Agreement extends only to the use of the Marks in connection with the manufacture, advertising, merchandising, promotion, sale and distribution of Jones merchandise for sale to customers in such better department stores, better specialty stores and SLJ Retail stores, the locations of which shall be reasonably approved by Jones."

     5. Subparagraph 3.1.1 is amended in its entirety to read in full as follows:

          "3.1.1(a) In consideration of the license granted and the services to be performed by Jones under this Agreement and subject to Guaranteed Minimums, Licensee shall pay to Jones Royalties equal to: (a) five (5%) percent of Wholesale Net Sales of Jones Merchandise for Wholesale Net Sales of $30,000,000 or less during any Wholesale Annual Period, and (b) four (4%) percent of Wholesale Net Sales of Jones Merchandise in excess of $30,000,000 during any Wholesale Annual Period, all in accordance with all the terms and conditions of this Agreement."

     6.  Subparagraph 3.1.1(b) is added as follows:

          "3.1.1(b) In consideration of the license granted and the services to be performed by Jones under this Agreement, Licensee shall pay to Jones Royalties equal to (a) two and one-half (2.5%) percent of Retail Net Sales of Jones Merchandise from the commencement of this Second Amendment to License Agreement through and including January 31, 1998, and (b) three (3%) percent of Retail Net Sales of Jones Merchandise thereafter, all in accordance with all the terms and conditions of this Agreement; provided, however, in the event that Licensee sublicenses its rights to utilize the Marks for retail sale purposes to SLJ Retail, with Jones' consent, then SLJ Retail shall be directly responsible for the payment of the Royalties payable to Jones pursuant to this subparagraph 3.1.1(b)."

     7. Subparagraph 3.1.2 is amended by inserting the following before the word "Licensee": "Subject to the provisions of subparagraph 3.1.1(b),".

     8. Paragraph 3.2 is amended so that in every instance where the words "Annual Period" appear, the word "Wholesale" is inserted before the words "Annual Period".

     9. Paragraph 3.4 is amended by inserting the word "Wholesale" before the words "Annual Period".

     10.  Paragraph 3.6 is added as follows:

          "3.6  Payments, Reports and Audit for Retail Operations.  Jones shall
                --------------------------------------------------
have all of the rights to receive payments and reports from and to conduct audits of SLJ Retail as provided in Paragraphs 3.2, 3.3 and 3.4 of the Trademark
Sublicense Agreement dated as of April   , 1997 between Licensee and SLJ Retail
(the "Trademark Sublicense Agreement"), attached hereto as Exhibit A. The parties agree that with respect to any payment, reporting or other obligations to Jones arising from the retail sale license granted under Paragraph 2.1(b) hereof, an Annual Period shall end on January 31 to coincide with the fiscal year of SLJ Retail."

     11. Subparagraphs 4.6.1 and 4.6.2 are amended so that in every instance where the words "Net Sales" appear, the word "Wholesale" is inserted before the words "Net Sales", and in every instance where the words "Annual Period" appear, the word "Wholesale" is inserted before the words "Annual Period".

     12. Subparagraph 8.2.1 is amended by replacing "four (4) years" with "one
(1) year" and replacing "December 31, 2000" with "December 31, 1997" and by inserting the word "Wholesale" before the words "Annual Period".

     13.  Subparagraph 8.2.2 is amended in its entirety to read as follows:

          "8.2.2  Second Renewal Term.  Jones hereby grants Licensee an option,
                  --------------------
and Licensee hereby exercises such option in full, to renew this Agreement for a second renewal term ("Second Renewal Term") of five (5) years, commencing on January 1, 1998 and ending on December 31, 2002, subject to earlier termination as provided in this Agreement. In connection therewith, Licensee represents and warrants to Jones that Wholesale Net Sales for the twelve (12) month period ending July 31, 1997 shall exceed $20,000,000."

     14.  Subparagraphs 8.2.3, 8.2.4 and 8.2.5 are added as follows:

          "8.2.3.  Third Renewal Term.  If Licensee has not defaulted or
                   -------------------
materially breached any of the terms of this Agreement, has complied with its obligations under this Agreement in all material respects (without regard to whether Jones has given any notices of default or failure to comply), and if Wholesale Net Sales for the twelve (12) month period ending July 31, 2002 exceeded $30,000,000, Licensee shall have the option (conditioned upon the receipt by Jones of the reports, required pursuant to Paragraphs 3.3 and 3.4 hereof, and the results contained therein), exercisable by written notice given to Jones not later than five (5) months prior to the expiration of the Second Renewal Term, to renew this Agreement for a third renewal term ("Third Renewal Term") of five (5) years, commencing on January 1, 2003 and ending on December 31, 2007, subject to earlier termination as provided in this Agreement.

          8.2.4  Fourth Renewal Term.  If Licensee has not defaulted or
                 --------------------
materially breached any of the terms of this Agreement, has complied with its obligations under this Agreement in all material respects (without regard to whether Jones has given any notices of default or failure to comply), and if Wholesale Net Sales for the twelve (12) month period ending July 31, 2007 exceeded $40,000,000, Licensee shall have the option (conditioned upon the receipt by Jones of the reports, required pursuant to Paragraphs 3.3 and 3.4 hereof, and the results contained therein), exercisable by written notice given to Jones not later than five (5) months prior to the expiration of the Third Renewal Term, to renew this Agreement for a fourth renewal term ("Fourth Renewal Term") of five (5) years, commencing on January 1, 2008 and ending on December 31, 2012, subject to earlier termination as provided in this Agreement.

          8.2.5  Fifth Renewal Term.  If Licensee has not defaulted or
                 -------------------
materially breached any of the terms of this Agreement, has complied with its obligations under this Agreement in all material respects (without regard to whether Jones has given any notices of default or failure to comply), and if Wholesale Net Sales for the twelve (12) month period ending July 31, 2012 exceeded $50,000,000, Licensee shall have the option (conditioned upon the receipt by Jones of the reports, required pursuant to Paragraphs 3.3 and 3.4 hereof, and the results contained therein), exercisable by written notice given to Jones not later than five (5) months prior to the expiration of the Fourth Renewal Term, to renew this Agreement for a fifth renewal term ("Fifth Renewal Term") of five (5) years, commencing on January 1, 2013 and ending on December 31, 2017, subject to earlier termination as provided in this Agreement."

     15. Subparagraph 8.3.1 is amended in its entirety to read in full as follows:

          "8.3.1(a) Jones may terminate this Agreement, effective immediately upon giving Licensee written notice of termination, if (i) Licensee fails to make any payment due to Jones which Licensee is required to make under this Agreement when such payment is due and continues such failure uncured for fifteen (15) days after written notice thereof from Jones to Licensee, (ii) Licensee fails two (2) or more times during any Wholesale Annual Period during the Term to make any payment due to Jones which Licensee is required to make within fifteen (15) days after such payment is due, without regard to any notice of such failure from Jones, (iii) Licensee abandons the Marks, as provided in Paragraph 4.2, (iv) the beneficial ownership of Licensee changes in a manner so as to change the actual control of Licensee, or (v) Licensee defaults on any obligations secured by a security interest in or other lien or encumbrance on Jones Merchandise.

          8.3.1(b) In addition, Jones may terminate the license granted pursuant to Paragraph 2.1(b) hereof (but not the license granted pursuant to Paragraph 2.1(a) or any other provisions of this Agreement) if an entity or person other than Licensee (or an affiliate of Licensee) serves as the managing member of SLJ Retail (the date on which such entity or person first becomes the managing member, the "Maxwell Termination Date"). In such event, Jones agrees that, if it consents to a replacement managing member prior to the Maxwell Termination Date, it shall not act under this Paragraph 8.3.1(b) to terminate the license granted pursuant to Paragraph 2.1(b) hereof until the expiration of ninety (90) days after the Maxwell Termination Date. Thereafter, Jones may exercise its right under this Paragraph 8.3.1(b) to terminate the license granted pursuant to Paragraph 2.1(b) hereof in accordance with the terms hereof. Jones may exercise its right under this Paragraph 8.3.1(b) to terminate the license granted pursuant to Paragraph 2.1(b) hereof by giving written notice of termination to Licensee and SLJ Retail, which termination shall be effective thirty (30) days from the date Jones provides Licensee and SLJ Retail with written notice of such termination. Licensee agrees to provide Jones with prompt notice in the event Licensee is no longer serving as managing member of SLJ Retail. Notwithstanding the foregoing, Jones may not terminate this Agreement with respect to Licensee's rights to use the Marks in connection with Licensee's wholesale business if there is a default in payment of Royalties based upon Retail Net Sales payable by SLJ Retail pursuant to subparagraph 3.1.1(b) hereof, in which case Jones may terminate this Agreement only with respect to the rights of Licensee granted under Paragraph 2.1(b) of this Agreement in accordance with the terms of this subparagraph."

     16.  The following sentence is added at the end of Paragraph 8.7:

          "Jones shall not, however, have the right to grant subsequent licenses to use the Marks in connection with the rights of Licensee granted under Paragraph 2.1(a) of this Agreement upon the termination of this Agreement based solely upon a default in connection with any of the rights granted to Licensee under Paragraph 2.1(b)."

     17. Subparagraph 9.3.2(a) is amended in its entirety to read in full as follows:

          "9.3.2 (a) This Agreement is personal to Licensee and Licensee may not, without the prior written consent of Jones, assign, sublicense or otherwise transfer all or any portion of this Agreement or any rights or obligations hereunder, whether voluntarily, involuntarily, by operation of law or otherwise, and any such attempted assignment or other transfer shall be null and void and of no effect. Notwithstanding the foregoing, Licensee may (i) assign this Agreement and the rights hereunder to another corporation provided that such assignee corporation is controlled by the same parties which controlled Licensee before such assignment and provided that Licensee and its successor/assignee remain liable for all of its obligations under this Agreement, (ii) merge with a newly formed corporation, with no liabilities, solely for the purpose of reincorporation and (iii) assign and sublicense retail license rights hereunder to SLJ Retail as contemplated by the Trademark Sublicense Agreement, attached hereto as Exhibit A, and Jones hereby acknowledges and consents to the terms of such sublicense."

     Except as expressly amended hereby, the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto executed this Amendment to Agreement by officers thereunto duly authorized as of the day and year first above written.

                                JONES INVESTMENT CO., INC.

                                By:     /s/ Norman J. Shuman
                                   ---------------------------------------------
                                         Norman J. Shuman
                                         Vice President

                                MAXWELL SHOE COMPANY INC.

                                By:     /s/ Maxwell V. Blum
                                   ---------------------------------------------
                                         Maxwell V. Blum
                                         Chairman of the Board and
                                         Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                    TRADEMARK SUBLICENSE AGREEMENT BETWEEN

                 MAXWELL SHOE COMPANY INC. AND SLJ RETAIL LLC